Date and Time: April 16, 2010 11:54 AM Pacific Time
Ministry
Mailing Address:
PO BOX 9431 Stn Prov Govt.
Location:
2nd Floor -940 Blanshard St.
of Finance Victoria BC V8W 9V3 Victoria BC
BC Registry Services www.corporateonline.gov.bc.ca 250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time: April 16, 2010 11:54 AM Pacific Time
Alteration Date and Time: Notice of Articles Altered on April 16, 2010 11:54 AM Pacific Time

NOTICE OF ALTERATION
Incorporation Number: Name of Company:
BC0268952 WIDESCOPE RESOURCES INC.
Name Reservation Number: Name Reserved:
NR3932229 NORTH AMERICAN NICKEL INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY
From: To:
WIDESCOPE RESOURCES INC. NORTH AMERICAN NICKEL INC.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

AUTHORIZED SHARE STRUCTURE

BC0268952 Page: 1 of 2

1. No Maximum COMMON Shares
Without Par Value
Without Special Rights or
Restrictions attached

2. 100,000,000 Preferred Shares
Without Par Value
With Special Rights or
Restrictions attached

1.
20,000,000 Series 1 Convertble Preferred Shares Special Rights or
Restrictions are attached
BC0268952 Page: 2 of 2